    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL   , 1998
                                                     REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              ORGANOGENESIS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                 DELAWARE                            04-22871690
      (STATE OR OTHER JURISDICTION OF   (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATED OR ORGANIZATION)

                   HERBERT M. STEIN, CHIEF EXECUTIVE OFFICER
                              ORGANOGENESIS INC.
                                 150 DAN ROAD
                          CANTON, MASSACHUSETTS 02021
                                (781) 575-0775
     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   COPY TO:

                           NEIL H. ARONSON, ESQUIRE
                         BEVERLY A. ARMSTRONG, ESQUIRE
              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                             ONE FINANCIAL CENTER
                          BOSTON MASSACHUSETTS 02111
                                (617) 542-6000
                                ---------------
  Approximate date of commencement of proposed sale to public: as soon as practicable after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                         PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF     AMOUNT       MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE        TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED         REGISTERED    PER SHARE    OFFERING PRICE     FEE
--------------------------------------------------------------------------------
Common Stock, $.01 par
 value.................  1,440,000(2)   $33.97(1)    $48,915,000(1)   $14,430

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) of the Securities Act, as amended, the proposed maximum offering price has been calculated based upon the average of the high and low sale prices of the Company's Common Stock as reported by the American Stock Exchange on April 16, 1998.
(2) Includes shares of Common Stock which may become issuable by reason of changes in the conversion price of the Series C Preferred Stock in accordance with the terms of the Series C Preferred Stock. In accordance with Rule 416, there also is being registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of shares of the Series C Preferred Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), SHALL DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD PURSUANT +
+TO THIS PROSPECTUS NOR MAY OFFERS TO BUY BE ACCEPTED PURSUANT TO THIS         +
+PROSPECTUS PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. + +THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF + +AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE +
+IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO          +
+REGISTRATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

PROSPECTUS

                               ORGANOGENESIS INC.

                       1,440,000 SHARES OF COMMON STOCK,
                            $.01 PAR VALUE PER SHARE

  The 1,440,000 shares of Common Stock of Organogenesis Inc., a Delaware corporation (the "Company"), offered hereby are being sold by the selling stockholders identified herein (the "Selling Stockholders"). Such offers and sales may be made on one or more exchanges, in the over-the-counter market, or otherwise, at prices and on terms then prevailing, or at prices related to the then-current market price, or in negotiated transactions, or by underwriters pursuant to underwriting agreements in customary form, or in a combination of any such methods of sale. The Selling Stockholders may also sell such shares in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders are identified and certain information with respect to them is provided under the caption "Selling Stockholders" herein, to which reference is made. The expenses of the registration of the securities offered hereby, including fees of counsel for the Company, will be paid by the Company. The following expenses will be borne by the Selling Stockholders: underwriting discounts and selling commissions, if any, and the fees of legal counsel, if any, for the Selling Stockholders. The filing by the Company of this Prospectus in accordance with the requirements of Form S-3 is not an admission that any person whose shares are included herein is an "affiliate" of the Company.

  The Selling Stockholders have advised the Company that they have not engaged any person as an underwriter or selling agent for any of such shares, but they may in the future elect to do so, and they will be responsible for paying such a person or persons customary compensation for so acting. The Selling Stockholders and any broker executing sell orders on behalf of any Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act. The Company will not receive any of the proceeds from the sale of the securities offered hereby. The Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "ORG". ON APRIL 21, 1998, THE CLOSING SALE PRICE OF THE COMMON STOCK, AS REPORTED BY AMEX, WAS $38.125 PER SHARE.

                                  -----------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                SEE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

  No person is authorized in connection with any offering made hereby to give any information or to make any representations other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                  -----------

                 THE DATE OF THIS PROSPECTUS IS        , 1998.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-09898).

    (b) The description of the Company's capital stock contained in the Company's registration statement on Form 8-A under the 1934 Act (File No. 1-09898), including amendments or reports filed for the purpose of updating such description.

  All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Donna L. Abelli, Chief Financial Officer, at Organogenesis Inc., 150 Dan Road, Canton, Massachusetts 02021, or by telephone at (781) 575-0775.

                             AVAILABLE INFORMATION

  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Additional updating information with respect to the securities covered herein may be provided in the future to purchasers by means of appendices to this Prospectus.

  The Company's Common Stock is listed for trading on AMEX. Reports and other information concerning the Company can be inspected at the offices of AMEX located at 86 Trinity Place, New York, New York 10006-1881.

  The Company has filed with the Commission in Washington, D.C. a registration statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, as amended, with respect to the securities offered or to be offered hereby. This Prospectus does not contain all of the information included in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. Although statements contained herein concerning the provisions of any documents are true and correct in all material respects, any such statements are not necessarily complete, and, in each instance, such statements are qualified in their entirety by reference to such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

  The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference, excluding exhibits. Requests should be made to Organogenesis Inc., 150 Dan Road, Canton, Massachusetts 02021, or by telephone at (781) 575-0775 and directed to Donna L. Abelli, Chief Financial Officer.

  An investment in the Common Stock being offered by this Prospectus involves a high degree of risk. The following factors, in addition to those discussed elsewhere in the Prospectus or incorporated herein by reference, should be carefully considered in evaluating the Company and its business prospects before purchasing shares offered by this Prospectus. This Prospectus contains and incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "would," "could," "intend," "plan," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K"), and under "Business" in the Form 10-K, incorporated in this Prospectus by reference. Such statements are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below. Actual results could differ materially from those projected in the forward-looking statements.

                                  THE COMPANY

  Organogenesis Inc. (the "Company" or "Organogenesis") designs, develops and manufactures medical therapeutics containing living cells and/or natural connective tissue components. The Company was formed to advance and apply the emerging field of tissue engineering to major medical needs. It was organized as a Delaware corporation in 1985, with principal executive offices located at 150 Dan Road, Canton, Massachusetts 02021 and the telephone number is 781-575-0775.

  Tissue engineered products typically include living cells and/or natural connective material such as collagen. Living cells can produce or remove substances in response to their environment; connective tissue can provide physical function while being converted to living tissue through ingrowth of patient's cells and blood vessels.

  In establishing its product and research pipeline, Organogenesis considers both scientific and commercial factors, including the magnitude of the potential market, whether tissue engineering has the potential to provide significant benefit over traditional approaches and ability to achieve the necessary economies of scale for cost-effectiveness. The Company has established expertise with both mammalian (e.g., human) cells and natural connective tissue and selects its approach based on medical application. The Organogenesis pipeline thus includes both products which include living cells, and purely acellular, connective tissue-based products. The lead product in both Organogenesis' cellular and acellular line has each been cleared for marketing in at least one country.

  Organogenesis has established expertise in procuring, culturing and optimizing human cells to provide cell function in tissue-engineered products. The Company's lead product, Apligraf* (Graftskin) is the first manufactured organ comprised of living human cells to be approved for marketing by a major regulatory agency (Canadian Health Protection Branch in April 1997). Additionally, it was recommended for approval without conditions by the General and Plastic Surgery Restorative Devices Panel to the United States Food and Drug Administration ("FDA") on January 29, 1998.

  Organogenesis is also developing collagen-based products utilizing its connective tissue expertise. Collagen is the primary structural protein of the body and serves a number of functions, providing mechanical stability and the potential for incorporation into host tissue by fostering the ingrowth of cell and blood vessels from surrounding tissue. The first of products, GRAFTPATCH, has been cleared for marketing by the FDA through the 501(k) process. The acellular products are being designed to provide the necessary physical function for medical benefit while being converted to living tissue by the recipient's body.

  Organogenesis' product development focus includes living tissue replacements, cell-based organ assist devices and other tissue-engineered products. The Company is also exploring additional opportunities relating to cell and gene therapy applications and to its cryopreservation technology.
--------
* Trademark of Novartis Pharma AG.

                                 RISK FACTORS

UNCERTAINTY OF MARKET ACCEPTANCE AND SUCCESSFUL COMMERCIALIZATION

  The Company has only recently begun to market its Apligraf product in Canada through Novartis Pharmaceuticals Canada, Inc. and has not generally begun to generate revenues from the commercialization of this product. Products under development by the Company will require significant additional research and development efforts, including extensive clinical testing and regulatory approval, prior to commercial use. The Company's potential products are subject to the risks of failure inherent in the development of medical products based on new technologies. These risks include the possibilities that the Company's therapeutic approach will not be successful; that any or all of the Company's potential products will be found to be unsafe, ineffective, toxic or otherwise fail to meet applicable regulatory standards or receive necessary regulatory clearances; that the potential products, if safe and effective, will be difficult to develop into commercially viable products, to manufacture on a large scale, be uneconomical to market, or fail to obtain acceptance by the medical community; that proprietary rights of third parties will preclude the Company from marketing such products; or that third parties will market superior or equivalent products. There can be no assurance that the Company will be able to demonstrate to the medical community the efficacy, relative safety and cost effectiveness of treating patients with its products or that the Company's products will be accepted as alternatives to other existing or new therapies. Lack of clinical and market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

  The ultimate success of the Company is dependent upon its ability to raise capital through equity placement, royalty and manufacturing payments, receipt of contract revenue, sale of products, research and development funding under licensing agreements and interest income on invested capital. The Company's operations and programs will require additional financial resources before the Company can expect to realize a net profit from product sales. Based upon its current plans, the Company believes that the convertible preferred stock financing completed subsequent to December 31, 1997 and future funds, including product revenues, from its commercialization partner, Novartis Pharma AG. ("Novartis"), together with existing working capital, will be sufficient to finance its operations into 1999. However, no assurance can be given that there will be no change that would significantly decrease available cash before such time. Factors that may change the Company's cash requirements include: delays in final FDA approval and the subsequent timing of product launch, if approval is received at all; changes in the progress of the Company's research and development programs; changes in the time required to obtain regulatory approvals in different countries; changes in the resources that the Company devotes, or is able to devote, to self-funded projects; the ability to develop, or compete against, proprietary manufacturing methods and advanced technologies; changes in the resources the Company devotes to outside research collaborations or projects; and marketing approval in different countries of the Company's products and, if approved, whether the products will be commercially successful. There can be no assurances that additional funds will be available when required on terms acceptable to the Company. If adequate funds are not available, the Company may need to delay, scale-back or eliminate certain of its research and development programs or license to third parties certain products or technologies that the Company would otherwise undertake itself. If adequate funds are not available, there could be a material adverse effect on the Company's financial condition and results of operations.

HISTORY OF LOSSES AND ACCUMULATED DEFICIT

  The Company experienced net losses of $19.8 million, $7.5 million and $12.7 million for the years ended December 31, 1997, 1996 and 1995, respectively (which losses are continuing through the date of this Prospectus). The Company's accumulated deficit at December 31, 1997 was $87.0 million. The Company expects to incur additional losses as its research, development, clinical trial, manufacturing and marketing programs expand. The Company's ability to achieve a profitable level of operations is dependent in part on successfully completing the development of its products, obtaining required regulatory approvals, successfully manufacturing its products and the acceptance of its products by the market. Accordingly, the extent of future losses and the time required to achieve profitability is highly uncertain. There can be no assurance that the Company will ever achieve a profitable level of operations or that profitability, if achieved, can be sustained on an ongoing basis.

GOVERNMENT REGULATION AND NO ASSURANCE OF REGULATORY APPROVAL

  The Company's present and proposed activities are subject to extensive and rigorous regulation by various governmental authorities in the United States and in other countries. In order to clinically test, produce and market medical devices for human use, the Company must satisfy mandatory procedures and safety and efficacy requirements established by the FDA and comparable state and foreign regulatory agencies. Typically, such rules require that products be approved by the government agency as safe and effective for their intended use prior to being marketed. Although Apligraf (TM) has been recommended for approval by an advisory panel of the FDA, there can be no assurance that the product will receive final FDA approval or that labeling for such product, if approved, will not significantly limit the number of potential patients in the approved use of Apligraf (TM). The approval process is expensive, time-consuming and subject to unanticipated delays, and no assurance can be given that approval by any agency will be granted. In addition, product approvals could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.

  Testing is necessary to determine safety and efficacy before a submission may be filed with the FDA to obtain authorization to market regulated products. In addition, the FDA imposes various requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, good manufacturing practices, record keeping and reporting requirements. The FDA also may require post-marketing testing and surveillance programs to monitor a product's effects. Furthermore, changes in existing regulations or adoption of new regulations could prevent the Company from obtaining, or affect the timing of, future regulatory approvals and could adversely affect the continued marketing of the Company's existing products. There can be no assurance that the regulatory agencies will find the Company's testing protocols to be adequate, that appropriate authorizations will be granted on a timely basis, or at all, that the process to obtain such authorizations will not be excessively expensive or lengthy or that the Company will have sufficient funds to pursue such approvals. Moreover, the failure to receive requisite authorization for the Company's products or processes, when and if developed, significant delays in obtaining such authorizations, the loss of previously received authorizations or the failure to comply with regulatory requirements would prevent the Company from commercializing its products as anticipated and would have a material adverse effect on the Company's business, financial condition and results of operations.

RETENTION OF KEY PERSONNEL

  Because of the specialized nature of the Company's business, the Company's success will depend, in large part, on its ability to attract and retain highly qualified scientific and business personnel and on its ability to develop and maintain relationships with leading research institutions. The competition for those relationships and for experienced scientists and management personnel that exists among the numerous biotechnology, pharmaceutical and healthcare companies, universities and nonprofit research institutions is intense, and there can be no assurance that the Company will be able to attract and retain such personnel or relationships.

PATENTS AND PROPRIETARY TECHNOLOGY

  The Company has a proprietary portfolio of patent rights and applications and exclusive licenses to patents and patent applications relating to living tissue products, organ assist treatments and other aspects of tissue engineering. These patent applications include patents relating to tissue sourcing, methods of preparation, cell culture technologies, sterilization technologies, manufacturing methods and living tissue cryopreservation. The Company has twenty issued or allowed patents in the U.S. The Company also attempts to achieve comparable patents in the major international markets for its products such as Europe and Japan. Currently, the Company has eight pan-European patents issued, plus one which has achieved intent-to-grant status. The Company has five issued patents in Japan. Certain of the Company's technologies are licensed under an exclusive patent license agreement with the Massachusetts Institute of Technology ("MIT"). The agreement with MIT (as amended, the "MIT Agreement") covers certain U.S. patents and corresponding patents in European and Far East countries. Pursuant to the MIT Agreement, the Company has been granted an exclusive, worldwide license to make, use and sell the products covered by the patents and to practice the procedures covered by the patents. The MIT Agreement requires the Company to pay to MIT a royalty on the cumulative net sales of licensed products ranging from 3% to 4.5% of annual Company sales.

  The Company's U.S. issued patents relate to: the Company's test system incorporating skin tissue equivalents and other organ equivalents; its proprietary collagen extraction process; the invention and methods of making of dense fibrillar collagen (DFC) constructs; the production of an organ equivalent for the cornea and its method of production using tissue culturing systems; a method of making collagen thread; a method of cold chemical sterilization which maintains the cell-compatibility of the Company's collagen; methods for manufacturing living skin equivalents, including Apligraf (TM); and a method of cryopreservation of cultured living tissue equivalents. As part of the continuing interest in protecting its intellectual property rights, the Company has filed over eight other patent applications in the United States, and contemplates seeking patent protection in non-U.S. markets.

  The Company expects to aggressively patent and protect its technologies. However, there can be no assurance that any patents will be issued as a result of the Company's domestic or foreign patent applications or that issued patents will provide the Company with significant protection against competitors. Furthermore, there can be no assurance that the existing patents will be held valid if subsequently challenged. Moreover, there can be no assurance that any patents issued to or licensed by the Company will not be infringed or that third parties will not independently develop either the same or similar technology. Similarly, no assurance can be given that other parties will not be issued patents which will prevent, limit or interfere with one or more of the Company's products, or will require licensing and the payment of significant fees or royalties by the Company to such third parties in order to enable the Company to conduct its business. Any of these occurrences could have a material adverse effect on the Company's business, financial condition and results of operations. No assurance can be given that any patents will provide competitive advantages for the Company's products.

  The validity and breadth of claims covered in the Company's patents involve complex legal and factual issues and therefore are highly uncertain. Litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, to defend the Company against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Adverse determinations in litigation could subject the Company to significant liabilities to third parties, could require the Company to seek licenses from third parties and could prevent the Company from manufacturing, selling or using its products, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company also relies upon unpatented proprietary technology, know-how and trade secrets. The Company seeks to protect its trade secrets and proprietary know-how, in part, through confidentiality agreements with its employees, consultants and advisors, and the Company seeks to require any corporate sponsor with which the Company enters into a collaborative research and development agreement to do so as well. No assurance can be given that these confidentiality agreements will not be violated, that the Company will have adequate remedies for any breach, that others will not independently develop or otherwise acquire substantially equivalent proprietary technology and trade secrets or disclose such technology or that the Company can meaningfully protect its rights in trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Any disclosure of such information could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, others may hold or receive patents which contain claims that may cover products developed by the Company.

  The Company has relationships with a number of academic consultants who are employed by organizations other than the Company. Accordingly, the Company has limited control over their activities and can expect only limited amounts of their time to be dedicated to the Company's activities. These persons may have consulting, employment or advisory arrangements with other entities that may conflict with or compete with their obligations to the Company. Consultants generally sign agreements which provide for confidentiality of the Company's proprietary information and results of studies. However, there can be no assurance that the Company will, in connection with every relationship, be able to maintain the confidentiality of the Company's technology, dissemination of which could have a materially adverse effect on the Company's business. To the extent that the Company's scientific consultants develop inventions or processes independently that may be applicable to the Company's proposed products, disputes may arise as to the ownership of the proprietary rights to such information. Protracted and costly litigation may be necessary to enforce and determine the scope and validity of the Company's proprietary rights. There can be no assurance that the Company will prevail in such litigation. Such inventions or processes will not necessarily become the property of the Company, but may remain the property of such consultants or their full-time employers, and the Company could be required to make payments to the owners of such inventions or processes, either in the form of cash, equity or a combination thereof.

COMPETITION

  The Company is engaged in the rapidly evolving and highly competitive field of tissue engineering. A number of pharmaceutical, biotechnology and medical product companies in the United States and abroad are seeking to develop competitive products for the treatment of skin wounds and other medical needs targeted by the Company. Competition from these companies and others is intense and is expected to increase. Many of these companies have substantially greater capital resources, research and development staffs and facilities, experience in conducting clinical trials and obtaining regulatory approvals, and experience in the manufacturing, marketing and distribution of products than the Company. In addition, competitive companies are working on alternate approaches to many of the medical needs targeted by the Company. Such companies may succeed in developing products that are more effective or less costly than the Company's product and may be more successful than the Company in manufacturing and marketing their products.

  The Company is aware of other companies which have or are planning to commercialize products intended to serve as skin replacements, in addition to several companies that concentrate on skin repair products. The Company's principal competitors in the wound care products market include Advanced Tissue Sciences, Bristol-Myers Squibb, Genzyme Tissue Repair, Integra Life Sciences, Johnson & Johnson, Kendall, LifeCell and Smith & Nephew. The Company believes that its competitive position will be based on its ability to create and maintain scientifically advanced technology and proprietary products and processes, attract and retain qualified scientific personnel, obtain patent or other protection for its products and processes, obtain required government approvals on a timely basis, manufacture its products on a cost effective basis and successfully market its products. There can be no assurance that the Company will accomplish any of these goals. Similarly, there can be no assurance that the Company's present or future competitors or others will not succeed in developing technologies, products or procedures that are more effective than any being developed by the Company or that would render the Company's technology and products obsolete, noncompetitive or uneconomical. The advent of new technologies or procedures could hinder the Company's ability to compete effectively and have a material adverse effect on its business, financial condition and results of operations.

MANUFACTURING LIMITATIONS

  The Company has limited experience in the commercial manufacturing of medical device products. The process of manufacturing the Company's products is complex, requiring strict adherence to manufacturing protocols. The Company is producing its lead product, Apligraf (TM), on a limited commercial scale in adherence to these manufacturing protocols in quantities sufficient to meet clinical testing and early commercial requirements. However, the Company will need to transition from small-scale manufacturing to full-scale production of the Company's products, which expansion will require additional current expenditures for personnel and will likely require future additional expenditures for capital equipment and facilities, all of which will increase the Company's operating costs. There can be no assurance that the Company will be able to make this transition successfully.

  As the Company undertakes the manufacture of products on a commercial basis, it is required to maintain a manufacturing facility in compliance with Good Manufacturing Practices. Manufacturing facilities and processes must pass an inspection before the FDA will issue any product licenses necessary to market medical therapeutics and are subject to continual review and periodic inspection. There can be no assurance that the Company will be able to maintain the necessary regulatory approvals for its manufacturing operations. There can be no assurance that the Company will be able to manufacture any products successfully and in a cost effective manner. If the Company is unable to manufacture its potential products independently or obtain or retain third-party manufacturing on commercially acceptable terms, the submission of products for final regulatory approval and initiation of marketing would be delayed. This, in turn, may cause the Company to be unable to commercialize its product candidates as planned, on a timely basis or on a profitable basis, which may have a material adverse effect on the Company's ability to conduct its business.

SOURCES OF SUPPLY

  The Company manufactures Apligraf (TM) for commercial sale, as well as for use in clinical trials, at its Canton, Massachusetts facility. Among the fundamental raw materials needed to manufacture Apligraf (TM) are keratinocytes and fibroblasts. These cells are derived from donated infant foreskin. The Company does extensive testing of the cells for pathogens, including for the HIV or "AIDS" virus. However, there can be no assurance that additional cells of adequate purity can be obtained, or once obtained, that the cells derived from it will in fact be pathogen free.

  Another major material required to produce the Company's products is collagen, a protein obtained from animal source tissue. The Company has developed a proprietary method of procuring its own collagen. This process yields collagen which the Company believes is superior in quality and strength to collagen available from commercial sources. The Company currently obtains its animal source tissue from U.S. suppliers only. There can be no assurance that the Company will be able to obtain adequate supplies of animal source tissue to meet its future needs or that the Company will be able to obtain such supplies on a cost effective basis.

  The thermo-formed tray assembly that is used in the manufacturing process of Apligraf (TM) is available under a supply arrangement with only one manufacturing source. Because the FDA approval process requires manufacturers to specify their proposed materials of certain component parts in their applications, FDA approval of a new material would be required if a currently approved material became unavailable from a supplier. There can be no assurance that the Company will be able to obtain adequate supplies of thermo-formed tray assemblies to meet its future Apligraf (TM) manufacturing needs or that the Company will be able to obtain such assemblies on a cost effective basis.

  There can be no assurance that interruptions in supplies will not occur in the future or that the Company will not have to obtain substitute vendors for these materials. Any significant supply interruption would adversely affect the Company's production of Apligraf (TM). In addition, an uncorrected impurity or suppliers variation in a raw material, either unknown to the Company or incompatible with the Company's manufacturing process, could have a material adverse effect on the Company's ability to manufacture its products.

PRODUCT LIABILITY AND AVAILABILITY OF INSURANCE

  The Company's business exposes it to potential liability risks that are inherent in the testing, manufacturing, marketing and sale of medical products. The use of the Company's product candidates, whether for clinical trials or for commercial sale by the Company or its collaborators, may expose the Company to product liability claims or product recalls and possible adverse publicity. These risks also exist with respect to the Company's future product candidates, if any, that receive regulatory approval for commercial sale. The Company currently has product liability coverage for the clinical research use and commercial sale of its product candidates. However, there can be no assurance that the Company will be able to maintain any insurance coverage, or obtain additional insurance coverage at acceptable cost, if at all. There can be no assurance that the level or breadth of any insurance coverage maintained by the Company will be adequate to fully cover potential liability claims. A successful claim or series of claims brought against the Company in excess of its insurance coverage, and the effect of any product liability litigation may have upon the reputation and marketability of the Company's technology and products, together with diversion of the attention of the Company's key personnel, could have a material adverse effect on the Company's business, financial condition and results of operations.

HAZARDOUS MATERIALS

  Medical and biopharmaceutical research and development involves the controlled use of hazardous materials, such as radioactive compounds and chemical solvents. The Company is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. In addition, the Company's business involves the handling and disposal of human tissue. Although the Company believes that its safety procedures for handling these materials are adequate, the risk of accidental contamination or injury from all of those materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. There can be no assurance that the Company will not be required to incur significant costs to comply with environmental laws and regulations, or any assurance that the operations, business or assets of the Company will not be materially adversely affected by current or future environmental laws or regulations.

UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT

  In both domestic and foreign markets, the ability of the Company to commercialize its product candidates will depend, in part, on the availability of reimbursement from third-party payors, such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. There can be no assurance that Company's products will be considered cost effective. Significant uncertainty exists as to the reimbursement status of newly-approved healthcare products. There can be no assurance that adequate third-party insurance coverage will be available for the Company or the Company's marketing partners to establish and maintain price levels sufficient for realization of an appropriate return on its investment in developing new therapies. Government and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products, such as those being developed by the Company, approved for marketing by the FDA and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's therapeutic products, the market acceptance of these products would be adversely affected.

UNCERTAINTY RELATED TO HEALTH CARE REFORM MEASURES

  There have been a number of federal and state proposals during the last few years to subject the pricing of pharmaceuticals to government control and to make other changes to the health care system of the United States. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for health care goods and services may take in response to any health care reform proposals or legislation. The Company cannot predict the effect health care reforms may have on its business, and no assurance can be given that any such reforms will not have a material adverse effect on the Company.

DEPENDENCE ON STRATEGIC RELATIONSHIPS

  The Company has limited experience in sales, marketing and distribution. The Company will need to develop long-term strategic relationships with partners, such as Novartis that have marketing and sales forces with technical expertise and distribution capability. To the extent that the Company enters into such relationships, any revenues received by the Company will depend upon the efforts of third parties and there can be no assurance that such efforts will be successful. There can be no assurance that the Company will be able to establish or maintain such long-term relationships or that it or its collaborators will be successful in gaining market acceptance for any products that may be developed by the Company. To the extent that the Company chooses not to or is unable to negotiate or maintain collaborations, it would experience increased capital requirements to undertake a commercialization program at its own expense. In addition, the Company may encounter significant delays in introducing its products into certain markets or find that the commercialization of its products in such markets may be adversely affected by the absence of collaborative agreements.

  The Company is dependent on its collaborative partner, Novartis, for the successful sale and marketing of Apligraf (TM) worldwide. There can be no assurance that Novartis will succeed with registrations and marketing of Apligraf (TM) worldwide or that the Company will be able to meet the production demand of worldwide product commercialization after marketing clearance has been received.

OUTSTANDING AND FUTURE ISSUANCES OF PREFERRED STOCK

  The Company closed a $20 million Convertible Preferred Stock and warrant financing in March 1998 (the "1998 Private Placement") with two institutional investors. The Series C Convertible Preferred Stock ("Series C Preferred Stock") pays no dividends and is convertible into Common Stock on a scheduled basis over the next two years based on market price at time of conversion (up to $36 per share). The Company may call for conversion under certain conditions based on continued improvement in the price of the Company's Common Stock. Conversions by the investors are subject to certain limits; no limits exist for conversions on redemption or upon a major transaction. Mandatory conversion is March 26, 2000, at which time the Company has the option to redeem any outstanding Series C Preferred Stock in cash or by issuing Common Stock. In addition, the investors received 160,000 three year warrants to purchase Common Stock at $39 per share. The warrants may be exercised at any time prior to March 26, 2001. The investors also have the right to receive, under certain conditions based on the Common Stock market price declining below certain levels, additional warrants to purchase an aggregate of up to 160,000 shares of Common Stock.

  The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of the Series C Preferred Stock and any Preferred Stock that may be issued in the future. Issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. The issuance of Preferred Stock could also adversely affect the Company's ability to obtain future financing.

STOCK PRICE VOLATILITY

  The market prices of securities of biotechnology companies have been volatile. Factors such as announcements of technological innovations, new commercial products by the Company or its competitors, governmental regulations, patent or proprietary rights developments, public concern as to safety or other implications of biotechnology products, quarterly variations in operating results and market conditions in general may have a significant impact on the market price of the Company's Common Stock. Over the past several years, the market price for the Company's common stock has fluctuated dramatically. There can be no assurance that this high level of volatility will not persist in the future, that the Company's Common Stock will trade in the future at market prices in excess of its current market price and that investors will not be adversely affected by changes in the market price of the Common Stock.

ABSENCE OF DIVIDENDS

  The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain earnings, if any, to support the development of its business and does not anticipate paying cash dividends in the foreseeable future.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders.

                         DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

  The Company's Certificate of Incorporation, as amended, authorizes the Company to issue up to 40,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"). The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $1.00 par value per share ("Preferred Stock").

  As of March 31, 1998, there were issued and outstanding 23,284,853 shares of Common Stock. In addition, as of March 31, 1998, the Company had reserved an aggregate of 3,906,250 shares of Common Stock for issuance under its 1986 Stock Option Plan (1,990,942 of which are subject to outstanding option grants, 1,752,860 of which have been issued pursuant to the exercise of previously outstanding options and 162,448 of which are no longer available for future issuance), 2,343,750 shares of Common Stock for issuance under its 1995 Stock Option Plan (1,860,245 of which are subject to outstanding option grants, 108,250 of which have been issued pursuant to the exercise of previously outstanding options and 375,255 of which are available for future issuance), 292,969 shares of Common Stock for issuance under its 1991 Employee Stock Purchase Plan (14,758 of which have been issued and 278,211 of which are available for future issuance), 195,313 shares of Common Stock for issuance under the 1991 Directors' Stock Option Plan (58,596 of which are subject to outstanding option grants, 29,298 of which have been issued pursuant to the exercise of previously outstanding options and 107,419 of which are no longer available for future issuance), 390,625 shares of Common Stock for issuance under its 1994 Directors' Stock Option Plan (214,380 of which are subject to outstanding option grants, 27,344 of which have been issued pursuant to the exercise of previously outstanding options and 148,901 of which are available for future issuance), and 585,938 shares of Common Stock for issuance pursuant to a stock option agreement with an officer of the Company. In addition, 1,400,000 shares have been reserved for issuance upon conversion of the Series C Preferred Stock and exercise of the Warrants issued in the 1998 Private Placement and 40,000 shares have been reserved for issuance upon the exercise of warrants issued to Reedland Capital Partners (the "Placement Agent").

COMMON STOCK

  The holders of Common Stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after payment of liabilities and the liquidation preferences of any outstanding Preferred Stock. The holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

  The Board of Directors may, without further action of the stockholders of the Company, issue Preferred Stock in one or more series and fix the rights and preferences thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series.

  The Company has authorized 1,000,000 shares of Preferred Stock at December 31, 1997, of which 250,000 and 50,000 shares are designated as Series A Convertible Preferred Stock and Series B Junior Participating Preferred Stock, respectively. The 250,000 shares of Series A Convertible Preferred Stock that were previously issued were subsequently converted into 312,500 shares of Common Stock in October 1995. There were no shares of Series A Convertible Preferred Stock or Series B Junior Participating Preferred Stock issued and outstanding as of December 31, 1997 and 1996, respectively.

  The Company closed a $20 million Convertible Preferred Stock and warrant financing in March 1998 with two institutional investors. The Company sold and issued 200 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") which pay no dividends. The number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock (the "Conversion Shares") will be determined by dividing the stated value by the conversion price then in effect. The conversion price per share is to be the lower of (i) $36.00 and
(ii) the average of the Closing Bid Prices of the Common Stock for any three trading days selected by the investors during the 20 consecutive trading days immediately preceding the date of conversion, in each case, subject to adjustment for subsequent dilutive financings or if the Company declares a dividend or makes a distribution in shares of Common Stock, subdivides or reclassifies the outstanding shares of Common Stock into a greater number of shares, or combines or reclassifies the outstanding Common Stock into a smaller number of shares. The investors, in the aggregate, may not convert Preferred Stock into Common Stock in excess of 909,091 shares. However, no limits exist for conversions or redemption or upon a major transaction, such as a consolidation or merger, the sale or transfer of substantially all of the Company's assets, or a purchase, tender or exchange offer for more than 50% of the outstanding shares of Common Stock that is accepted by the holders thereof. Additionally, the investors are not entitled to convert Series C Preferred Stock in excess of that number of Series C Preferred Stock Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such investor and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. Each investor is entitled to convert 25% of the Series C Preferred Stock owned by that investor at any time on or after the earlier of the date of effectiveness of a registration statement covering the resales of the Conversion Shares and a date that is 60 days from the date of issuance of the Preferred Stock (the "Initial Conversion Date"). An additional 25% of the Series C Preferred Stock owned by each investor will become convertible on each of the dates 60, 120 and 180 days, respectively, following the Initial Conversion Date. The Company may call for conversion under certain conditions based on continued improvement in the price of the Company's Common Stock. Upon the Mandatory Conversion Date of March 26, 2000, the Company has the option of redeeming any outstanding Preferred Stock by paying the investors cash or by converting such Series C Preferred Stock to Common Stock at the then applicable conversion price. In addition, the investors received 160,000 three year warrants to purchase Common Stock at $39 per share. The warrants may be exercised at any time prior to March 26, 2001. The investors also have the right to receive, under certain conditions based on the Common Stock market price declining below certain levels, additional warrants to purchase an aggregate of up to 160,000 shares of Common Stock.

  In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock will be entitled to receive an amount per Series C Preferred Stock share equal to the stated value, before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series C Preferred Shares. As long as the initially issued shares of Series C Preferred Stock remain outstanding, then without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series C Preferred Stock, the Company may not authorize or issue additional or other capital stock that is of senior rank to the Series C Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Until all of the Series C Preferred Stock has been converted or redeemed, the Company may not redeem or declare or pay any cash dividend or distribution on its Common Stock or any other series of preferred stock of the Company without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series C Preferred Stock.

  Additional shares of authorized Preferred Stock may be issued without stockholder approval, subject to the rights of any holders of outstanding Series C Preferred Stock. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the holders of Common Stock. Any Preferred Stock to be issued could rank prior to the Common Stock with respect to dividend rights and rights on liquidation. The Board of Directors, without approval of the holders of Common Stock, may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock or create impediments to persons seeking to gain control of the Company.

  The rights of the holders of Common Stock as described above will be subject to, and may be adversely affected by, the rights of holders of the Series C Preferred Stock and any Preferred Stock that may be issued in the future. Issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. See "Description of Capital Stock--Shareholder Rights."

SHAREHOLDER RIGHTS

  On August 24, 1995, the Board declared a dividend distribution of one right (the "Rights") for each then outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company one-one thousandth of a share of Series B Stock at a purchase price of $85.00 in cash, subject to adjustment. Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired or obtained the right to obtain beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the Company's outstanding shares of Common Stock. The rights are not exercisable until the Distribution Date and will expire at the close of business on September 1, 2005, unless earlier redeemed or exchanged by the Company. At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights, in whole but not in part, at a price of $.01 per Right (payable in cash or stock).

  If any person becomes the beneficial owner of 15% or more of the shares of Common Stock of the Company, except pursuant to a tender or exchange offer for all shares at a fair price as determined by the non-employee members of the Board of Directors, each Right not owned by the 15% or more shareholder will enable its holder to purchase that number of shares of the Company's Common Stock which equals the exercise price of the Right divided by one-half of the current market price of such Common Stock at the date of the occurrence of the event. In addition, if the Company is involved in a merger or other business combination transaction with another person or group in which it is not the surviving corporation or in connection with which its Common Stock is changed or converted, or it sells or transfers 50% or more of its assets or earning power to another person, each Right that has not previously been exercised would entitle its holder to purchase that number of shares of Common Stock of such other person which equals the exercise price of the Right divided by one-half of the current market price of such Common Stock at the date of the occurrence of the event.

                         TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company.

                             SELLING STOCKHOLDERS

  The shares of Common Stock offered hereby by the Selling Stockholders are issuable upon (a) the conversion of convertible preferred stock in the aggregate amount of $20,000,000 (the "Convertible Stock") issued by the Company in the 1998 Private Placement to Stark International and Shepherd Investments International, Ltd. (collectively, the "Investors") initially convertible prior to March 26, 2000 into up to a maximum of 909,091 shares of the Company's Common Stock, (b) the exercise of warrants to purchase an aggregate of up to 160,000 shares of Common Stock (the "Initial Warrants") issued by the Company to the Investors in connection with the 1998 Private Placement; (c) the exercise of warrants to purchase an aggregate of up to an additional 160,000 shares of Common Stock issued by the Company to the Investors in connection with the 1998 Private Placement in the event that the Company's stock price drops below certain trading prices (the "Contingent Warrants"); and (d) the exercise of warrants to purchase an aggregate of 40,000 shares of Common Stock to the Placement Agent. The Initial Warrants and the Contingent Warrants are hereinafter referred to collectively as the "Warrants".

  The number of shares registered on the registration statement of which this Prospectus is a part and the number of shares offered hereby have been determined by agreement between the Company, the Investors and the Placement Agent. The number of shares of Common Stock that will ultimately be issued to the Investors upon conversion of the Series C Preferred Stock is dependent upon a conversion formula which relies in part on the closing bid price of the Common Stock for any three trading days during the twenty (20) days immediately preceding the date of conversion and, therefore, cannot be determined at this time.

The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholders as of April 6, 1998:

                                                    MAXIMUM NUMBER
                                                       OF SHARES
                                                     BENEFICIALLY    NUMBER OF
                                                    OWNED PRIOR TO  SHARES BEING
                SELLING STOCKHOLDER                 OFFERING (1)(2)   OFFERED
                -------------------                 --------------- ------------
Stark International (3)............................     700,000       700,000
Shepherd Investments...............................     700,000       700,000
 International, Ltd. (4)
Reedland Capital Partners (5)......................      40,000        40,000

--------
(1) Assumes the sale of all shares offered hereby to unaffiliated third parties.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the persons holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder. Includes up to 700,000 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and the exercise of the Initial Warrants and the Contingent Warrants owned by each of the Investors. The Certificate of Designation of the Series C Preferred Stock limits the conversion rights of the Investors such that the maximum number of shares of the Company's Common Stock issued upon conversion or exercise of the Convertible Stock to each of the Investors may not exceed 4.9% of the then issued and outstanding shares of the Company's Common Stock following such conversion.
(3) Includes (a) up to 454,545 shares of Common Stock, being the maximum number of shares initially issuable upon conversion of the Series C Preferred Stock held by Stark International (b) up to 80,000 shares issuable upon exercise of the Initial Warrants held by Stark International and (c) up to 80,000 shares issuable upon the exercise of the Contingent Warrants held by Stark International. An additional 85,455 shares of Common Stock are being registered hereunder for possible issuance upon the mandatory conversion date of March 26, 2000 (provided that the Series C Preferred Stock is not converted prior to the redemption date of the Series C Preferred Stock) or upon a sale of all or substantially all of the stock or assets of the Company under certain events.
(4) Includes (a) up to 454,545 shares of Common Stock, being the maximum number of shares initially issuable upon conversion of the Series C Preferred Stock held by Shepherd Investments International, Ltd. (b) up to 80,000 shares issuable upon exercise of the Initial Warrants held by Shepherd Investments International, Ltd. and (c) up to 80,000 shares issuable upon the exercise of the Contingent Warrants held by Shepherd Investments International, Ltd. An additional 85,455 shares of Common Stock are being registered hereunder for possible issuance upon the mandatory conversion date of March 26, 2000 (provided that the Series C Preferred Stock is not converted prior to the redemption date of the Series C Preferred Stock) or upon a sale of all or substantially all of the stock or assets of the Company under certain events.
(5) Includes up to 40,000 shares of Common Stock issuable upon the exercise of the Warrants owned by the Placement Agent to purchase up to 40,000 shares of Common Stock.

                             PLAN OF DISTRIBUTION

  The 1,440,000 shares of Common Stock of the Company offered hereby may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The methods by which the shares may be sold may include, but not be limited to, the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; (f) short sales; and (g) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Stockholders may also sell such shares in accordance with Rule 144 under the Securities Act.

  From time to time the Selling Stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company in derivatives thereof, and may sell and deliver the shares in connection therewith. From time to time Selling Stockholders may pledge their shares pursuant to the margin provisions of their respective customer agreements with their respective brokers. Upon a default by a Selling Stockholder, the broker may offer and sell the pledge shares of Common Stock from time to time.

  The Company has agreed to use its best efforts to maintain the effectiveness of the registration of the shares being offered hereunder until March 26, 2003 or such earlier date when all of the shares being offered hereunder have been sold or may be sold without volume or other restrictions pursuant to Rule 144 or Rule 144A under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter.

  The Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

  All proceeds from any such sales will be the property of the Selling Stockholder who will bear the expense of underwriting discounts and selling commissions, if any, and their own legal fees.

                           LEGALITY OF COMMON STOCK

  The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

  Kenneth J. Novack, a member of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., has served on the Board of Directors of the Company since March 1998 and owns 781 shares of Common Stock of the Company and options to purchase up to 15,000 shares of Common Stock of the Company.

                                INDEMNIFICATION

  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

  The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by law and that the Company may advance litigation expenses to an officer or director prior to the final disposition of an action.

  The Company's Restated Certificate of Incorporation also provides, as permitted by Delaware law, that directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company has a Directors and Officers liability insurance policy that insures the Company's officers and directors against certain liabilities.

COMMISSION POLICY

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Incorporation of Certain Information by Reference..........................   2
Available Information......................................................   2
The Company................................................................   4
Risk Factors...............................................................   5
Use of Proceeds............................................................  11
Description of the Capital Stock...........................................  12
Transfer Agent and Registrar...............................................  14
Selling Stockholders.......................................................  15
Plan of Distribution.......................................................  16
Legality of Common Stock...................................................  16
Experts....................................................................  16
Interests of Named Experts and Counsel.....................................  16
Indemnification............................................................  17

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               ORGANOGENESIS INC.

           1,440,000 SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE


                               -----------------

                                   PROSPECTUS

                               -----------------


                                 APRIL   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the SEC registration fee and AMEX filing fee, the amounts stated are estimates.

      SEC Registration Fee............................................. $14,430
      AMEX Filing Fee..................................................  17,500
      Legal Fees and Expenses..........................................  10,000
      Accounting Fees and Expenses.....................................   5,000
      Miscellaneous....................................................   3,070
        TOTAL.......................................................... $50,000

  The Selling Stockholders will bear the expense of their own legal counsel and miscellaneous fees and expenses, if any.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  See "Indemnification" contained in Part I hereof, which is incorporated herein by reference.

  The corporation shall indemnify and hold harmless persons who serve at its express written request as directors or officers of another organization in which the corporation owns shares or of which it is a creditor.

  In addition, the Registration Rights Agreement, filed as Exhibit 99d hereto, contains provisions for indemnification by the Investors of the Registrant and its officers, directors, and controlling persons against certain liabilities under the Securities Act.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  4.1    The Certificate of Incorporation of the Registrant (previously filed as Exhibit 3a to the Registrant's Registration Statement on Form S-1,
         File No. 33-48340, and incorporated herein by reference).
  4.2    Form of Common Stock Certificate (previously filed as Exhibit No. 4c to the Registrant's Registration Statement on Form S-1, File No. 33-
         48340, and incorporated herein by reference).
  4.3    Certificate of Designation of Series C Convertible Preferred Stock as
         filed with the Delaware Secretary of State on March 26, 1998.
  5      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.
 23.1    Consent of Coopers & Lybrand L.L.P.
 23.2    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         (included in Exhibit 5)
 24      Power of Attorney (filed in Part II of this Registration Statement).
 99a.    Securities Purchase Agreement among the Company and the Investors dated as of March 26, 1998.
 99b.    Form of Common Stock Purchase Warrant dated as of March 26, 1998.
 99c.    Form of Contingent Common Stock Purchase Warrant dated as of March 26,
         1998.
 99d.    Form of Registration Rights Agreement between the Company and the
         Investors dated as of March 26, 1998.
 99e.    Form of Common Stock Purchase Warrant between the Company and the
         Placement Agent dated as of March 26, 1998.

ITEM 17. UNDERTAKINGS.

A. RULE 415 OFFERING

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (A)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on April 22, 1998.

                                          Organogenesis Inc.

                                          By:
                                            -----------------------------------
                                            HERBERT M. STEIN, CHIEF EXECUTIVE
                                                         OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Herbert M. Stein and Donna L. Abelli, or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE

        /s/ Herbert M. Stein           Chief Executive          April 22, 1998
-------------------------------------   Officer and
          HERBERT M. STEIN              Chairman of the
                                        Board (principal
                                        executive officer)

         /s/ David T. Rovee            President, Chief         April 22, 1998
-------------------------------------   Operating Officer
           DAVID T. ROVEE               and Director

         /s/ Donna L. Abelli           Vice President,          April 22, 1998
-------------------------------------   Chief Financial
           DONNA L. ABELLI              Officer, Treasurer
                                        and Secretary
                                        (principal
                                        financial officer
                                        and principal
                                        accounting officer)

        /s/ Richard S. Cresse          Director                 April 22, 1998
-------------------------------------
          RICHARD S. CRESSE

                                       Director                 April  , 1998
-------------------------------------
          WILLIAM J. HOPKE

        /s/ Kenneth J. Novack          Director                 April 22, 1998
-------------------------------------
          KENNETH J. NOVACK

         /s/ Bjorn R. Olsen            Director                 April 22, 1998
-------------------------------------
           BJORN R. OLSEN

       /s/ Marguerite A. Piret         Director                 April 22, 1998
-------------------------------------
         MARGUERITE A. PIRET

        /s/ Anton E. Schrafl           Director                 April 22, 1998
-------------------------------------
          ANTON E. SCHRAFL

                               ORGANOGENESIS INC.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-3 REGISTRATION STATEMENT

 EXHIBIT
 NUMBER                                DESCRIPTION
 ------- ----------------------------------------------------------------------
  4.1    The Certificate of Incorporation of the Registrant (previously filed as Exhibit 3a to the Registrant's Registration Statement on Form S-1,
         File No. 33-48340, and incorporated herein by reference).
  4.2    Form of Common Stock Certificate (previously filed as Exhibit No. 4c to the Registrant's Registration Statement on Form S-1, File No. 33-
         48340, and incorporated herein by reference).
  4.3    Certificate of Designation of Series C Convertible Preferred Stock as
         filed with the Delaware Secretary of State on March 26, 1998.
  5      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.
 23.1    Consent of Coopers & Lybrand L.L.P.
 23.2    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         (included in Exhibit 5)
 24      Power of Attorney (filed in Part II of this Registration Statement).
 99a.    Securities Purchase Agreement among the Company and the Investors dated as of March 26, 1998.
 99b.    Form of Common Stock Purchase Warrant dated as of March 26, 1998.
 99c.    Form of Contingent Common Stock Purchase Warrant dated as of March 26,
         1998.
 99d.    Form of Registration Rights Agreement between the Company and the
         Investors dated as of March 26, 1998.
 99e.    Form of Common Stock Purchase Warrant between the Company and the
         Placement Agent dated as of March 26, 1998.